Exhibit 10.1
THIRD AMENDMENT
TO
AMENDED & RESTATED CREDIT AGREEMENT
          THIS THIRD AMENDMENT TO AMENDED & RESTATED CREDIT AGREEMENT (this “Third Amendment”) dated as of December 15, 2006, relates to that certain Amended and Restated Credit Agreement dated as of December 19, 2005 (as amended by that certain First Amendment, dated as of March 22, 2006, that certain Second Amendment dated as of July 21, 2006 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMHG Holding Co., a Delaware corporation (“NMHG Holding”), NACCO Materials Handling Group, Inc., a Delaware corporation (“NMHG”), NACCO Materials Handling Limited (company number 02636775), incorporated under the laws of England and Wales (the “UK Borrower”), NACCO Materials Handling B.V., a private company with limited liability incorporated under the laws of the Netherlands having its corporate seat in Nijmegen (together with NMHG Holding, NMHG and the UK Borrower, the “Borrowers”), the financial institutions from time to time a party thereto as Lenders, whether by execution of the Credit Agreement or an Assignment and Acceptance (as defined therein), the financial institutions from time to time party thereto as Issuing Bank, whether by execution of the Credit Agreement or an Assignment and Acceptance or otherwise, Citicorp North America, Inc., a Delaware corporation, in its capacity as administrative agent for the Lenders and the Issuing Bank thereunder (with its successors and permitted assigns in such capacity, the “Administrative Agent”), and Citigroup Global Markets Inc. as sole lead arranger and sole bookrunner.
          1. Definitions. Capitalized terms defined in the Credit Agreement and not otherwise defined or redefined herein have the meanings assigned to them in the Credit Agreement.
          2. Third Amendment Effective Date Amendments to Credit Agreement. Upon the “Third Amendment Effective Date” (as defined in Section 4 below), the Credit Agreement is hereby amended as follows:
          2.1 Amendments to Section 6.01(p) (ERISA Matters). Section 6.01(p) of the Credit Agreement is hereby amended as follows:
     (a) By deleting the sixth sentence of Section 6.01(p) in its entirety and substituting the following in its stead:
No Borrower or any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event other than (a) a merger permitted under Section 9.09(b) (Restrictions on Fundamental Changes), (b) the Reportable Events

described on Schedule 6.01-P(A) attached hereto, (c) a Reportable Event described in Section 4043(c)(3) of ERISA (decline in number of participants); (d) a Reportable Event described in Section 4039(c)(9) of ERISA (change in the members of the controlled group) to the extent that the Reportable Event relates to an ERISA Affiliate other than the Borrowers and their Subsidiaries; (e) a Reportable Event described in Section 4043(c)(10) to the extent that the Reportable Event result from a liquidation of an ERISA Affiliate other than the Borrowers and their Subsidiaries; (f) a Reportable Event described in Section 4043(c)(11) to the extent that the Reportable Event results from the declaration of an extraordinary dividend payable to, or an extraordinary stock redemption of, an ERISA Affiliate other than the Borrowers and their Subsidiaries; or (g) any other Reportable Event, in each case to the extent such Reportable Events are not reasonably expected to result in a liability in excess of $2,000,000 to any Borrower or any ERISA Affiliate.
     (b) By deleting the final sentence of Section 6.01(p) in its entirety and substituting the following in its stead:
As of the Third Amendment Effective Date, each Borrower has given to the Administrative Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Third Amendment Effective Date and in respect of which any Borrower or any ERISA Affiliate is currently an “employer” as defined in section 3(5) of ERISA, and the most recent actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by any Borrower or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Borrowers and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to any Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; and as to each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of any Borrower or any Borrower Subsidiary after termination of employment other than as required by Section 601 of ERISA, the plan document (or, if no plan document is available, a written description of the benefits provided under such plan), the actuarial report for such plan (if any), the aggregate amount of the most recent annual payments made to, or on behalf of, terminated

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employees under each such plan, and any information about funding to provide for such welfare benefits.
          2.2 Amendments to Section 6.01(q) (Foreign Employee Benefit Plan Matters). Section 6.01(q) of the Credit Agreement is hereby amended by deleting the fourth sentence thereof and substituting the following in its stead:
Contributions to such Foreign Pension Plan are being made at the rate recommended by actuarial advice to eliminate any funding deficits disclosed in such valuation over no more than a 14 year period. No Borrower or Borrower Subsidiary, or trustee has taken nor will take any action which would materially increase any such deficit, unless compelled to do so in compliance with applicable legislation.
          2.3 Amendments to Section 7.06 (ERISA and Analogous Notices). Section 7.06 of the Credit Agreement is hereby amended by adding the following new Subsections to the end thereof:
(m)	within ten (10) Business Days after any Borrower or any Borrower Subsidiary knows or has reason to know of the adoption of any new employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA, a copy of such plan and a description of the projected benefit obligations thereunder;

(n)	within three (3) Business Days after receipt by any Borrower or Borrower Subsidiary of any valuation report for any Foreign Pension Plan with a defined benefit element not wholly covered by insurance maintained or contributed to by any Borrower or Borrower Subsidiary, a copy of such report;

(o)	within three (3) Business Days after the adoption of a new collective bargaining agreement covering any employees of any Borrower or Borrower Subsidiary, a copy thereof;

(p)	within three (3) Business Days after any Borrower or any Borrower Subsidiary knows or has reason to know of the adoption of any new agreement listed in Section 6.01(r)(ii), a copy thereof and a description of the projected liabilities thereunder.”
          2.4 Addition of Section 7.16. Article VII of the Credit Agreement is hereby amended to add the following new Section 7.16 thereto:

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     7.16. Update of Certain Schedules. If any of the information or disclosures provided on any of Schedules 6.01-A, 6.01-C, 6.01-P, 6.01-R, 6.01-V, 6.01-W, 6.01-Y, 6.01-Z or 6.01-CC, attached hereto as of the Closing Date become outdated or incorrect in any material respect, the Borrowers shall deliver to the Administrative Agent and the Lenders as part of the Compliance Certificate required pursuant to Section 7.01(e)(ii) (or more frequently in the Borrowers’ reasonable judgment or upon the request of the Administrative Agent) such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), which revisions shall be effective from the date accepted in writing by the Administrative Agent, such acceptance not to be unreasonably withheld; provided, that (i) no such revisions or updates to any such Schedule(s) shall be deemed to have cured any breach of warranty or misrepresentation occurring prior to the delivery of such revision or update by reason of the inaccuracy or incompleteness of any such Schedule(s) at the time such warranty or representation previously was made or deemed to be made and (ii) such Schedule(s) may only be updated to the extent that such related actions disclosed are otherwise not prohibited by the Credit Agreement and other Loan Documents prior to such Schedule being revised or updated (for example, without limitation, Schedule 6.01-A may only be modified to reflect events not prohibited by Section 9.13, Schedule 6.01-Z may only be modified as permitted by Section 3.06).
          3. Representations and Warranties. The Borrowers hereby represent and warrant to each Lender, each Issuing Bank and the Administrative Agent that (a) all of the representations and warranties of the Borrowers and the Borrower Subsidiaries in the Credit Agreement and in any other Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date as though made to each Lender, each Issuing Bank and the Administrative Agent on and as of such date (other than representations and warranties which expressly speak as of a different date, which representations shall be made only on such date) and (b) as of the Third Amendment Effective Date, no Event of Default or Default has occurred and is continuing.
          4. Third Amendment Effective Date. This Third Amendment shall become effective as of the date first above written (the “Third Amendment Effective Date”) upon the satisfaction of the following conditions:
          4.1 The Administrative Agent shall have received counterparts hereof executed by the Borrowers, the Administrative Agent and each Lender;
          4.2 Each of the representations and warranties contained in this Third Amendment shall be true and correct in all material respects on and as of the Third Amendment Effective Date;

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          4.3 As of the Third Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing; and
          4.4 The Borrowers shall have reimbursed the Administrative Agent for the reasonable fees, costs and expenses incurred by or owing to it in connection with this Third Amendment, and all other outstanding fees and expenses incurred prior to the Third Amendment Effective Date, in each case which are payable under Section 14.02 of the Credit Agreement.
          5. Miscellaneous.
          5.1 This Third Amendment is a Loan Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.
          5.2 On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Except to the extent specifically amended or modified hereby, all of the terms of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.
          5.3 The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Bank or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor obligate any Lender, the Issuing Bank or the Administrative Agent to agree to similar amendments in the future.
          6. Counterparts; Facsimile Delivery. This Third Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          7. GOVERNING LAW. THIS THIRD AMENDMENT, AND ALL ISSUES RELATING TO THIS THIRD AMENDMENT, INCLUDING THE VALIDITY, ENFORCEABILITY, INTERPRETATION OR CONSTRUCTION OF THIS THIRD AMENDMENT OR ANY PROVISION HEREOF, SHALL BE GOVERNED BY, AND SHALL BE DETERMINED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature pages follow]

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     IN WITNESS WHEREOF, the Administrative Agent, the Issuing Bank, the Requisite Lenders and the Borrowers have caused this Third Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

NMHG HOLDING CO.

By:	/s/ Jeffrey C. Mattern

Name: Jeffrey C. Mattern
Title: Treasurer

NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ Jeffrey C. Mattern

Name: Jeffrey C. Mattern
Title: Treasurer

NACCO MATERIALS HANDLING LIMITED

By:	/s/ Carolyn M. Vogt

Name: Carolyn M. Vogt
Title: Vice President and Secretary

NACCO MATERIALS HANDLING B.V.

By: NACCO MATERIALS HANDLING GROUP, LTD., its Managing Director

By:	/s/ Jeffrey C. Mattern

Name: Jeffrey C. Mattern
Title: Director

CITICORP NORTH AMERICA, INC., as Administrative Agent, as Issuing Bank, as Swing Loan Bank and as a Domestic Lender

By:	/s/ Miles D. McManus

Name: Miles D. McManus
Title: Vice President and Director

CITIBANK INTERNATIONAL PLC, as Multicurrency Lender and as Overdraft Line Bank

By:	/s/ Miles D. McManus

Name Miles D. McManus
Title: Vice President and Director

GENERAL ELECTRIC CAPITAL CORPORATION, as a Domestic Lender

By:	/s/ Robert M. Rzzo

Name: Robert M. Rzzo
Title: Duly Authorized Signatory

WELLS FARGO FOOTHILL, INC., as a Domestic Lender

By:	/s/ Jim Futong

Name: Jim Futong
Title: AVP

U.S. BANK NATIONAL ASSOCIATION, as a Domestic Lender

By:	/s/ Scott J. Bell

Name: Scott J. Bell
Title: Senior Vice President

KEY CORPORATE CAPITAL INC., as a Domestic Lender

By:	/s/ Roger F. Reeder

Name: Roger F. Reeder
Title: Vice President

ING Capital LLC, as a Domestic Lender

By:	/s/ W. C. Berging

Name: W. C. Berging
Title: Managing Director

BANK OF AMERICA, N.A., as a Domestic Lender

By:	/s/ Daryl K. Hogge

Name: Daryl K. Hogge
Title: Senior Vice President